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                                                                    Exhibit 3.54
                            CERTIFICATE OF FORMATION
                                       OF
                             NEW-U DISTRIBUTION LLC





                  This Certificate of Formation of New-U Distribution LLC (the "LLC") dated February 4, is being duly executed and filed by Brian C. Mulligan, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act, 6 Del. C. Section 18-101, et seq.

         FIRST:   The name of the LLC formed hereby is:

                           New-U Distribution LLC

         SECOND: The address of the registered office of the LLC in the State of Delaware is:

                           1209 Orange Street
                           New Castle County
                           Wilmington, Delaware 19801

         THIRD: The Name and address of the registered agent for service of process on the LLC in the State of Delaware is:

                           The Corporation Trust Company
                           1209 Orange Street
                           New Castle County
                           Wilmington, Delaware 19801

                  IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

                                   By:  /s/Brian C. Mulligan
                                        ____________________
                                        Brian C. Mulligan, an Authorized Person
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                            CERTIFICATE OF AMENDMENT

                                       OF

                             NEW-U DISTRIBUTION LLC

1.   The name of the limited liability company is New-U Distribution LLC.

2. The Certificate of Formation of the limited liability company is hereby amended as follows:

          Article I is hereby amended and restated to read in its entirety as follows:

               FIRST:    The name of the limited liability company is:

                    Studios USA Television Distribution LLC

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of New-U Distribution LLC this 9th day of April, 1998.

                              By:  /s/ Melissa Leffler
                                   _________________________________
                                   Melissa Leffler
                                   Manager